UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549

                           FORM 8-K/A

     CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported)
                        August 17, 1998


                   THE QUIZNO'S CORPORATION
    (Exact name of registrant as specified in its charter)



Colorado                000-23174             84-1169286

(State or other         (Commission File      (I.R.S. Employer
 jurisdiction of         Number)               Identification
 incorporation or                              No.)
 organization)

                 1099 18th Street, Suite 2850
                    Denver, Colorado 80202
           (Address of principal executive offices)



                        (303) 291-0999
     (Registrant's telephone number, including area code)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) The registrant is filing the required financial statements in connection with its acquisition of certain assets of the bankruptcy estates, including the assumption and assignment of certain sandwich store leases, by three affiliated debtors in possession, Stoico Restaurant Group, Inc., Subs & Stuff, Inc. and Spaghetti Jack's, Inc. on August 17, 1998 on this amendment to Form 8-K.

(b) The registrant is also filing the required pro forma information in connection with the acquisition described in Item 7a above on this amendment to Form 8-K.

     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                THE QUIZNO'S CORPORATION



Date:  October 30, 1998                  By:/s/John L. Gallivan
                                            -------------------
                                            John L. Gallivan
                                            Chief Financial Officer

        STOICO RESTAURANT GROUP, INC. AND SUBSIDIARIES




          Index to Consolidated Financial Statements


Independent Auditors' Report.............................F - 1

Financial Statements

    Consolidated Balance Sheet...........................F - 2

    Consolidated Statements of Operations................F - 3

    Consolidated Statements of Stockholders' Deficit.....F - 4

    Consolidated Statements of Cash Flows................F - 5

Notes to Consolidated Financial Statements...............F - 6

                 INDEPENDENT AUDITORS' REPORT

To the Stockholders
Stoico Restaurant Group, Inc.
Wichita, Kansas


We have audited the accompanying consolidated balance sheet of Stoico Restaurant Group, Inc. as of December 30, 1997 and the related consolidated statements of operations and stockholders' deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Stoico Restaurant Group, Inc. as of December 30, 1997 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company experienced continued losses in 1997 and filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code on March 6, 1998. In July and August of 1998, creditors of the Company sought to have the Chapter 11 proceedings converted to Chapter 7 proceedings. The court denied these requests. However, the Company is currently in the process of a complete liquidation under Chapter 11. These conditions indicate that the Company will not continue as a going concern. The accompanying consolidated financial statements do not include all adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that will be necessary since the Company is not a going concern.




                        /s/ Ehrhardt Keefe Steiner & Hottman PC
                            Ehrhardt Keefe Steiner & Hottman PC
October 21, 1998
Denver, Colorado
                             F - 1

        STOICO RESTAURANT GROUP, INC. AND SUBSIDIARIES

                  Consolidated Balance Sheets


                                             December 30,      July 14,
                                                 1997            1998
                                             ------------    -----------
                                   (Unaudited)
                               Assets

Current assets
   Cash and cash equivalents .............     $   17,945     $   39,775
   Accounts receivable, net of $8,000
    allowance........... .................         45,223          2,785
   Inventories ...........................         79,445         42,911
   Prepaid expenses and other current
    assets................................         70,475         44,275
                                                ---------      ---------
       Total current assets ..............        213,088        129,746

Property and  equipment,  net (Notes
 3 and 4 .................................      1,384,889        704,310

Notes receivable .........................          3,581           --
Other assets .............................         15,271          7,129
                                                ---------      ---------

Total assets .............................     $1,616,829     $  841,185
                                               ==========     ==========

                Liabilities and Stockholders' Deficit
Prepetition liabilities secured
   Accounts payable.......................     $    3,123     $    3,123
   Accrued expenses.......................            --             --
   Notes payable (Note 4).................         28,732            --
                                               ----------     ----------
                                                   31,855          3,123

Prepetition liabilities subject to
 compromise
   Accounts payable.......................      1,432,027      1,430,905
   Accrued expenses.......................        294,965        206,378
   Lines-of-credit (Note 3)...............        398,727        388,137
   Notes payable (Note 4).................        667,217        659,886
                                               ----------     ----------
                                                2,792,936      2,685,306

Post petition liabilities
   Accounts payable.......................            --         127,456
   Accrued expenses.......................            --          49,120
                                               ----------     ----------
                                                      --         176,576

Commitments (Note 6)

Stockholders' deficit (Notes 7 and 8)
   Preferred stock, $.01 par value,
    5,000,000 shares authorized, -
    0- shares issued and outstanding......            --             --
   Common stock, $.01 par value,
    20,000,000  shares  authorized,
    5,708,966  shares issued and outstanding
    at December 30, 1997 and July 14, 1998
    (unaudited), respectively.............         57,090         57,090
   Additional paid-in capital.............     14,285,754     14,285,754
   Accumulated deficit....................    (15,550,806)   (16,366,664)
                                              -----------     ----------
       Total stockholders' deficit........     (1,207,962)    (2,023,820)
                                              -----------     ----------

Total liabilities and stockholders'
 deficit .................................     $1,616,829       $841,185
                                              ===========     ==========


        See notes to consolidated financial statements.

        STOICO RESTAURANT GROUP, INC. AND SUBSIDIARIES

             Consolidated Statements of Operations


                                  For the Year    For the Twenty-Eight Weeks Ended
                                      Ended          ---------------------------
                                   December 30,        July 15,        July 14,
                                       1997             1997             1998
                                   -----------       ----------       ----------
                                                     (Unaudited)      (Unaudited)
Revenue
  Sales ......................     $ 8,198,769       $ 5,137,715      $ 1,958,821
  Royalty income .............          87,771            50,313            5,653
  Franchise fees .............         170,000            60,000           10,891
                                   -----------       -----------      -----------
   Total revenues ............       8,456,540         5,248,028        1,975,365
                                   -----------       -----------      -----------

Cost of sales
  Food and paper .............       2,514,159         1,533,139          620,901
  Wages and benefits .........       3,430,792         1,963,539          756,830
                                   -----------       -----------      -----------
   Total cost of sales .......       5,944,951         3,496,678        1,377,731
                                   -----------       -----------      -----------

   Gross profit ..............       2,511,589         1,751,350          597,634

Restaurant operating expenses        3,207,191         1,886,781          418,266
Pre-opening expenses .........         123,078           123,036             --
Administrative expenses ......       1,357,052         1,105,006          445,969
                                   -----------       -----------      -----------
   Operating loss ............      (2,175,732)       (1,363,473)        (266,601)
                                   -----------       -----------      -----------

Other income (expense)
  Interest income ............          21,275            28,999              537
  Interest expense ...........         (83,346)          (23,679)         (24,075)
  Loss on sale and
   abandonment of assets,
   net .......................      (3,465,933)             --           (411,154)
  Closed store expense .......        (234,674)             --           (126,337)
  Impairment of goodwill .....        (911,044)             --               --
  Miscellaneous other (expense)
   income, net.............. .         (25,260)           31,303           11,772
                                   -----------       -----------      -----------
   Loss before income taxes ..      (6,874,714)       (1,326,850)        (815,858)

Income taxes (Note 5) ........            --                --               --
                                   -----------       -----------      -----------

Net loss .....................      (6,874,714)      $(1,326,850)     $  (815,858)
                                   ===========       ===========      ===========
Basic and diluted loss per
 common share ................     $     (1.20)      $      (.23)     $      (.14)
                                   ===========       ===========      ===========

Basic and diluted weighted
 average common shares
 outstanding .................       5,708,966         5,730,700        5,708,966
                                   ===========       ===========      ===========


        See notes to consolidated financial statements.

        STOICO RESTAURANT GROUP, INC. AND SUBSIDIARIES

        Consolidated Statement of Stockholders' Deficit




                                  Common Stock       Additional                   Total
                                ------------------     Paid-in    Accumulated  Stockholders'
                                 Shares    Amount      Capital      Deficit      Deficit
                                ---------  -------   ----------   -----------   ----------

Balances, December 31,
 1996......................     5,708,966  $ 57,090  $14,285,754  $(8,676,092)  $5,666,752

Net loss ..................           --        --           --    (6,874,714)  (6,874,714)
                                ---------  --------  -----------  -----------   ----------

Balances, December 30,
 1997......................     5,708,966   57,090    14,285,754  (15,550,806)  (1,207,962)

Net loss (unaudited) ......           --       --            --      (815,858)    (815,858)
                                ---------  -------   -----------  -----------   ----------

Balances, July 14, 1998
 (unaudited) ..............     5,708,966 $ 57,090  $ 14,285,754 $(16,366,664) $(2,023,820)
                                ========= ========  ============  ===========  ===========



        See notes to consolidated financial statements.

        STOICO RESTAURANT GROUP, INC. AND SUBSIDIARIES

             Consolidated Statements of Cash Flows



                                     For the Year     For the Twenty-Eight Weeks Ended
                                        Ended           ----------------------------
                                     December 30,         July 15,        July 14,
                                        1997                1997            1998
                                     -----------        ------------    ------------
                                                         (Unaudited)     (Unaudited)

Cash from operating activities
  Net loss .....................     $(6,874,714)       $(1,326,850)     $  (815,858)
                                     -----------        -----------      -----------
  Adjustments to reconcile net
  loss to net cash used
   in operating activities
   Depreciation and amortization         842,257            508,273          116,039
   Loss (gain) on disposal and
    abandonment of equipment
    net, .......................       3,465,933            (24,786)         411,154
    equipment, net
   Impairment of goodwill ......         911,044               --               --
   Income attributable to area
    development fee
    forfeiture .................        (105,000)           (45,000)            --
   Changes in current assets
    and liabilities
    Receivables ................          14,128            (65,939)          42,438
    Inventories ................          98,464            (11,361)          36,534
    Notes receivable ...........         243,496            147,180            3,581
    Prepaid expenses and other
     current assets ............         182,741             71,549           26,200
    Accounts payable ...........        (528,614)          (579,038)         126,334
    Accrued expenses and other .        (122,268)              (156)         (39,467)
    Deferred revenue ...........        (185,000)           (15,000)            --
    Other assets ...............          35,954             38,179            8,142
                                     -----------        -----------      -----------
                                       4,853,135             23,901          730,955
                                     -----------        -----------      -----------
     Net cash used in operating
      activities ...............      (2,021,579)        (1,302,949)        (84,903)
                                     -----------        -----------      -----------

Cash flows from investing
activities
  Purchase of property, plant
   and equipment ...............      (1,288,991)        (1,309,338)           --
  Proceeds from sale of
   equipment and restaurant ....         272,480             87,906          153,386
                                     -----------        -----------      -----------
     Net cash (used in) provided
      by investing activities ..      (1,016,511)        (1,221,432)         153,386
                                     -----------        -----------      -----------

Cash flows from financing
activities
  Proceeds from issuance of
   notes payable ...............         527,000            500,000           21,739
  Principal payments on notes
   payable .....................         (32,742)           (58,426)         (55,302)
  Proceeds from (payments on)
   line-of-credit ........ .....         398,727               --            (10,590)
  Principal payment on officer
   note payable ................        (108,500)           (52,000)          (2,500)
                                     -----------        -----------      -----------
     Net cash provided by
      (used in) financing
      activities ...............         784,485            389,574          (46,653)
                                     -----------        -----------      -----------

Net decrease in cash and cash
 equivalents ...................      (2,253,605)        (2,134,807)          21,830

Cash and cash equivalents at
 beginning of period ...........       2,271,550          2,271,550           17,945
                                     -----------        -----------      -----------

Cash and cash equivalents at
 end of period .................     $    17,945        $   136,743      $    39,775
                                     ===========        ===========      ===========


Supplemental disclosure of cash flow information.
         Cash paid for interest during the year ended December 30, 1997 was $56,568.



        See notes to consolidated financial statements.

        STOICO RESTAURANT GROUP, INC. AND SUBSIDIARIES

          Notes to Consolidated Financial Statements


Note 1 - Summary of Significant Accounting Policies
---------------------------------------------------

Operations and Principles of Consolidation
------------------------------------------

These consolidated financial statements include the accounts of Stoico Restaurant Group, Inc. (SRG) and its two wholly-owned subsidiaries, Spaghetti Jack's, Inc. (Spaghetti Jack's) and Sub & Stuff, Inc. (Sub & Stuff), and two predecessor entities which were merged into SRG on December 26, 1995, collectively referred to as the Company. All significant intercompany balances and transactions have been eliminated in consolidation.

Spaghetti Jack's operates restaurants of the same name specializing in the sale of value priced, quick service Italian food. Sub & Stuff operates restaurants of the same name specializing in the sale of Italian and American submarine sandwiches and related menu items. In addition, both Spaghetti Jack's and Sub & Stuff are involved in the development and sale of franchise and area development agreements that allow for the operation of restaurants under the respective concepts. As of December 30, 1997, Spaghetti Jack's had 2 company-owned stores and 5 franchise stores in operation and Sub & Stuff had 15 company-owned stores and 5 franchise stores in operation. As of December 30, 1997, there were no franchises sold not in operation.

Fiscal Year
-----------

The Company operates using a fiscal year ending on the last Tuesday of December comprised of thirteen four-week periods. The accompanying consolidated financial statements for 1997 reflect the results of operations for the period from January 1, 1997 to December 30, 1997 (such period is referred to herein as the year ended December 30, 1997).

Revenue Recognition
-------------------

Revenues are derived from Company restaurant operations as well as from sales of franchise/area development agreements and resulting royalties.

Franchise agreements are executed for each franchise restaurant and provide the terms of the franchise agreement between the Company and the franchisee. The franchise arrangement requires the franchisee to pay the Company an initial, non-refundable franchise fee plus royalties based upon a percentage of restaurant sales.

        STOICO RESTAURANT GROUP, INC. AND SUBSIDIARIES

          Notes to Consolidated Financial Statements


Note 1 - Summary of Significant Accounting Policies (continued)
---------------------------------------------------------------

Revenue Recognition (continued)
-------------------------------

Initial franchise fees are recognized as revenue when the Company has performed substantially all initial services required by the franchise agreement, which generally has occurred by the date the restaurant has opened. Initial franchise fees applicable to restaurants for which substantially all initial services required by the franchise agreement have not been performed are recorded as deferred revenue until such time as the services have been performed. Revenue from area development agreements are recognized in proportion to performance of initial services required by the franchise agreement where reasonably estimable or otherwise are recognized straight-line over the term of the area development agreement.

Royalties are recognized as earned.

Advertising
-----------

Advertising costs are expensed as incurred.

Inventories
-----------

Inventories consist of food, beverages, paper products and related supplies, etc. Inventories are recorded at the lower of cost or market value. Cost is determined by use of the first-in, first-out method.

Goodwill and Long-Term Assets
-----------------------------

Goodwill is amortized using the straight-line method over periods ranging from ten to twenty years. The Company periodically assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected future operating cash flows discounted at a rate commensurate with the risks involved. The assessment of the recoverability of goodwill is impacted if estimated future operating cash flows are not achieved. As described in Note 10, the Company filed for reorganization under Chapter 11. As such, the entire balance of goodwill has been impaired consistent with the Company's policy of evaluting the recoverability of long-term assets and intangibles.

        STOICO RESTAURANT GROUP, INC. AND SUBSIDIARIES

          Notes to Consolidated Financial Statements


Note 1 - Summary of Significant Accounting Policies (continued)
---------------------------------------------------------------

Property and Equipment
----------------------

Property and equipment, which includes land and buildings, store equipment and leasehold improvements, are stated at cost. Depreciation is computed using the straight-line method over the estimated lives of the assets. Leasehold improvements are amortized over the term of the lease including renewal option periods when the Company intends to exercise renewal options, or the estimated useful life of the asset. Depreciation and amortization periods utilized are as follows:


                                             Periods
                                             -------

    Building                                 39.5 years
    Store equipment                          7    years
    Leasehold improvements                   4-15 years

Income Taxes
------------

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes which requires an asset and liability approach. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established for deferred tax assets when it is more likely than not that such deferred tax assets will not result in a benefit to the Company.

Statements of Cash Flows
------------------------

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be a cash equivalent.

Use of Estimates
----------------

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

        STOICO RESTAURANT GROUP, INC. AND SUBSIDIARIES

          Notes to Consolidated Financial Statements


Note 1 - Summary of Significant Accounting Policies (continued)
---------------------------------------------------------------

Loss Per Common Share - Basic and Diluted
-----------------------------------------

The Company adopted Statement of Financial Accounting Standard No. 128 ("FAS 128"), Earnings Per Share. All prior period loss per common share data has been restated to conform to the provisions of this statement. Basic loss per common share is computed using the weighted average number of shares outstanding. Diluted loss per common share is computed using the weighted average number of shares outstanding adjusted for the incremental shares attributed to outstanding options to purchase common stock, only if their effect is dilutive. Options to purchase a total of approximately 180,563 shares of common stock in 1997, were not included in the computation of diluted loss per common share because their effect would be antidilutive.


Note 2 - Property and Equipment
-------------------------------

Property and equipment consist of the following:

                               December 30,
                                   1997
                               ------------


Land .....................     $    16,116
Building and improvements          215,022
Store equipment ..........       1,761,804
Leasehold improvements ...       1,117,540
                               -----------
                                 3,110,482
Accumulated depreciation .      (1,725,593)
                               -----------

Net property and equipment     $ 1,384,889
                               ===========


Note 3 - Line-of-Credit
-----------------------

The Company has a $550,000 revolving line-of-credit with a bank. Interest accrues at the bank's prime rate plus 1.5% and is payable monthly. The line-of-credit had an outstanding balance of $398,727 at December 30, 1997. This line is unsecured and subject to compromise.

        STOICO RESTAURANT GROUP, INC. AND SUBSIDIARIES

          Notes to Consolidated Financial Statements


Note 4 - Notes Payable - Prepetition
------------------------------------

Notes payable consist of the following:

Prepetition - Secured
--------------------
                                                           December 30,
                                                               1997
                                                           ------------

Variable  interest  rate  real  estate  mortgage  note
 payable, (12.375% at December  30, 1997)  secured by
 real estate,  monthly payment of $1,260, including
 interest,  scheduled  maturity in February 2001.             $ 28,732
                                                              ========

Prepetition - Subject to Compromise
-----------------------------------
                                                           December 30,
                                                               1997
                                                           ------------

10% unsecured  note payable -  stockholder,  principal
 and interest due December 31, 1997. Note is currently
 in default (Note 10).                                       $ 500,000

12%  unsecured  notes  payable,   payable  in  monthly
 payments of $1,110 including interest,  with final
 payment of $1,110 due October 31, 1998, notes are
 callable at the lender's  option after  November
 1995.  Note is currently in default (Note 10).                 11,462

Note payable to bank,  interest  rate is 2% above
 bank's base rate,  payable in monthly payments
 of $950, including interest, with final payment
 due on January 15, 1998. Note is currently in
 default (Note 10).                                             1,264

14%  unsecured  notes  payable,  interest
 payments are due monthly with $15,000
 principal  due in 1998,  $92,000  principal
 due in 1999  (which  is  currently callable
 at lender's  option),  and $20,000 principal
 due in 2000 (which can be called at lender's
 option after January 1997). Note is currently
 in default (Note 10).                                        105,000

12% unsecured notes payable in monthly
 installments of $997, including interest
 with final payment of $995 due October 30,
 1998, notes are callable at lender's
 option. Note is currently in default
 (Note 10).                                                    15,491

        STOICO RESTAURANT GROUP, INC. AND SUBSIDIARIES

          Notes to Consolidated Financial Statements


Note 4 - Notes Payable - Prepetition (continued)
------------------------------------------------

Prepetition - Subject to Compromise (continued)
-----------------------------------------------
                                                           December 30,
                                                               1997
                                                           ------------

Non interest bearing unsecured note payable to
 an officer of the Company, due in varying monthly
 payments, maturing in 1998. Note is currently
 in default (Note 10).                                          11,500

11.85%  unsecured  note  payable in monthly
 installments  of $2,625,  including interest,
 with final payment due September 11, 1998.
 Note is currently in default (Note 10).                        22,500
                                                             ---------
                                                              $667,217
                                                             =========

Note 5 - Income Taxes
---------------------

Due to losses incurred in 1997 and prior years, the Company has reflected no income tax expense or benefit for the year ended December 30, 1997.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 30, 1997 are presented below:

                                            December 30,
                                                1997
                                            ------------

Deferred tax assets
    Net operating loss carryforwards          $5,100,000
    Less valuation allowance                  (5,100,000)
                                               ---------

      Net deferred tax assets                 $       -
                                              ==========

     At December  30, 1997,  the Company has net  operating  loss  carryforwards
     (NOL) for income tax purposes of approximately $15.0 million which are available to offset future taxable income, if any. The net operating loss carryforwards will expire in varying amounts through 2012. Since management believes that it is more likely than not that the NOLs will not be utilized, it has fully impaired the asset by creating a $5,100,000 valuation allowance.

     As of October 30, 1998, the 1997 corporate income tax return has not been filed.

        STOICO RESTAURANT GROUP, INC. AND SUBSIDIARIES

          Notes to Consolidated Financial Statements


Note 6 - Commitments
--------------------

Leases
------

The Company is obligated under various operating leases for Company store locations and for certain items of store equipment. The leases expire at various dates through 2010. Future minimum lease payments under such noncancelable leases at December 30, 1997 are as follows:

    1998                                      $797,202
    1999                                       677,011
    2000                                       539,728
    2001                                       421,093
    2002                                       198,463
    Thereafter                                 998,139
                                            ----------

                                            $3,631,636
                                            ==========

Total rent expense for the year ended December 30, 1997 was $924,507.

As of October 30, 1998, all but nine of the above store leases were rejected in connection with the Chapter 11 filing in March 1998 (Note 10).


Note 7 - Equity Transactions
----------------------------

Initial Public Offering
-----------------------

In December 1996, the Company completed an initial public offering through which it issued 1,401,944 shares of common stock at a price of $7.50 per share resulting in total gross proceeds of $10,514,580. The Company incurred $696,717 of costs in connection with the offering resulting in net proceeds from the offering of $9,817,863.


Note 8 - Stock Options
----------------------

Prior to the initial public offering (see note 7), the Company and its majority stockholder had issued various stock options to employees, directors and a lender as described below. In connection with the initial public offering, the Company adopted the 1996 Stock Option Plan which authorized the award of nonqualified options to acquire 480,000 shares of common stock. On January 1, 1997, options to acquire 150,000 shares of common stock were granted pursuant to the Plan. The options have an exercise price of $7.50 per share and become exercisable one-third per year over a three-year period from date of grant. The options expire in five years from date of grant. As of December 30, 1997, no options have been exercised under the Plan.

        STOICO RESTAURANT GROUP, INC. AND SUBSIDIARIES

          Notes to Consolidated Financial Statements


Note 8 - Stock Options (continued)
----------------------------------

The Company applies APB Opinion No. 25 in accounting for options granted to employees. Subsequent to the Company's initial public offering, the Company was required to apply the provisions of SFAS No. 123 utilizing an option-pricing model.

Had compensation cost for the Company's stock options been determined based on the fair value at the grant date for awards in 1997 consistent with the provisions of SFAS No. 123, the Company's consolidated net earnings and earnings per share would have been reduced to the pro forma amounts indicated below:

                                             Year Ended
                                            December 30,
                                                1997
                                            ------------


        Net loss - as reported               $(6,874,714)
        Net loss - pro forma                 $(6,933,505)
        Loss per share - as reported         $     (1.20)
        Loss per share - pro forma           $     (1.21)

The fair value of options granted to nonemployees has been accounted for under SFAS No. 123.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants: dividend yield of 0%; expected volatility of 0.00%; discount rate of 5.44%; and expected lives of 1 year.

        STOICO RESTAURANT GROUP, INC. AND SUBSIDIARIES

          Notes to Consolidated Financial Statements


Note 8 - Stock Options (continued)
----------------------------------

Stock option activity relating to options issued by the Company to employees during the periods indicated is as follows:

                                                                Weighted-
                                                                 Average
                                                Number of        Exercise
                                                 Shares           Price
                                               ----------       ---------

Balance at December 31, 1996                      30,563       $   2.1667
     Granted                                     150,000             7.50
                                                --------        ---------

Balance at December 30, 1997                     180,563       $     6.59
                                                ========        =========

At December 30, 1997, the range of exercise prices of outstanding options issued to employees was $1.60 - $2.45. The 180,563 options issued to employees that are outstanding at December 30, 1997, expire 10,188 in June 1999, 150,000 in January 2002, with the remaining 20,375 having no expiration date.

At December 30, 1997, the number of options outstanding to employees that were exercisable was 80,563 and the weighted average exercise price of those exercisable options was $4.89.


Note 9 - Fair Value of Financial Instruments
--------------------------------------------

The Company has determined the fair value of its financial instruments in accordance with Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments. For notes payable and long-term debt, the fair value is estimated by discounting the future cash flows at rates currently available for similar types of debt instruments. The estimated value of notes payable and long-term debt approximates their carrying value as of December 30, 1997.

For all other financial instruments including cash and cash equivalents, receivables, accounts payable and accrued expenses, the carrying amounts approximate fair value because of the short maturity of those instruments.

        STOICO RESTAURANT GROUP, INC. AND SUBSIDIARIES

          Notes to Consolidated Financial Statements


Note 10 - Continued Operations
------------------------------

The accompanying consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. During the year ended December 30, 1997, the Company continued to suffer recurring losses from operations in excess of $2,000,000, resulting in an accumulated deficit of approximately $15,500,000.

Due to continued losses, the Company chose to close ten locations. These locations were not profitable and due to restricted financial resources, the Company was unable to continue to fund these locations. The Company wrote off $3,491,350 in furniture and leasehold improvement costs associated with these locations and impaired $911,044 of goodwill associated with these stores. In addition, the Company accrued $234,674 in costs related to closing these locations.

In March of 1998, the Company, due to continued losses, filed for protection under Chapter 11 of the bankruptcy code. After attempting to successfully reorganize under Chapter 11, the Company determined no viable plan existed and is currently in the process of a complete liquidation under Chapter 11. In August 1998, the Company sold equipment, leasehold improvements and inventory related to eight of its locations to a third party for $500,000 cash. All remaining assets, if any, are currently being sold or liquidated for payment of current expenses or existing obligations. Accordingly, the Company is not a going concern. As such, the accompanying consolidated financial statements have not been presented on a going concern basis and do not include the adjustments necessary to reflect the amounts at which assets will be realized and liabilities will be satisfied.

                 INDEPENDENT AUDITORS' REPORT




The Board of Directors
Stoico Restaurant Group, Inc.:

We have audited the accompanying consolidated balance sheets of Stoico Restaurant Group, Inc. and subsidiaries as of December 31, 1996 and December 26, 1995, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Stoico Restaurant Group, Inc. and subsidiaries as of December 31, 1996 and December 26, 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



                               /s/KPMG Peat Marwick LLP
                                  KPMG Peat Marwick LLP

Wichita, Kansas
January 25, 1997

        STOICO RESTAURANT GROUP, INC. AND SUBSIDIARIES

                  Consolidated Balance Sheets

            December 31, 1996 and December 26, 1995


                                               December 31,    December 26,
               Assets                             1996             1995
               ------                          -----------     -----------

Current assets:
  Cash and cash equivalents ...............     $2,271,550        784,171
  Receivables .............................         59,351         56,482
  Inventories .............................        177,909        108,880
  Prepaid expenses and other current assets        253,216         42,012
                                                ----------     ----------
         Total current assets .............      2,762,026        991,545

Property and equipment (notes 3 and 4) ....      4,521,779      1,693,354
Goodwill, net of amortization of $76,655
 and $10,165, respectively ................        989,413      1,055,903
Notes receivable:
  Former officer ..........................        225,000           --
  Other, net of related deferred
   income of $201,560 at December 31, 1996          22,077           --
Other assets ..............................         51,225         14,572
                                                ----------     ----------

         Total assets .....................     $8,571,520      3,755,374
                                                ==========     ==========


See accompanying notes to consolidated financial statements.

        STOICO RESTAURANT GROUP, INC. AND SUBSIDIARIES

            December 31, 1996 and December 26, 1995


                                                    December 31,       December 26,
                                                        1996               1995
                                                    ------------       ------------

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
  Accounts payable ...........................     $  1,963,764        $  698,766
  Accrued expenses ...........................          300,282           287,190
  Current portion of long-term debt
   (note 4) ..................................          190,191           357,139
  Deferred revenue ...........................          195,000            36,917
         Total current liabilities ...........        2,649,237         1,380,012

Long-term debt, less current
 portion (note 4) ............................           43,580         4,661,415
Long-term lease obligation
  on closed store ............................          116,951              --
Deferred revenue .............................           95,000              --
                                                   ------------      ------------
         Total liabilities ...................        2,904,768         6,041,427

Redeemable  equity - common stock subject to
 rescission;  -0- and 684,915 shares
 at December 31, 1996 and December 26, 1995,
 respectively (note 11) ......................             --           1,250,526

Stockholders' equity (deficit) (notes 7 and 8):
  Preferred stock, $.01 par value,
   5,000,000 shares authorized,
  -0- shares issued and outstanding ..........             --                --
  Common stock, $.01 par value,
   20,000,000  shares  authorized,  5,708,966
   and  3,046,604  shares  issued at
   December 31, 1996 and December 26, 1995,
   respectively ..............................           57,090            30,466
  Additional paid-in capital .................       14,285,754         2,810,596
  Accumulated deficit ........................       (8,676,092)       (6,377,641)
         Total stockholders'
          equity (deficit) ...................        5,666,752        (3,536,579)
                                                   ------------      -------------

Commitments (note 6)

   Total liabilities and
    stockholders' equity (deficit) ...........     $  8,571,520      $  3,755,374
                                                   ============      ============


See accompanying notes to consolidated financial statements.

        STOICO RESTAURANT GROUP, INC. AND SUBSIDIARIES

             Consolidated Statements of Operations

      Years Ended December 31, 1996 and December 26, 1995


                                        December 31,     December 26,
                                            1996             1995
                                        ------------     ------------

Revenues:
  Sales .............................     $ 7,352,795        6,106,936
  Royalty income ....................         131,108          128,523
  Franchise fees ....................          34,000             --
                                          -----------      -----------
         Total revenues .............       7,517,903        6,235,459
                                          -----------      -----------

Cost of sales:
  Food and paper ....................       2,244,412        1,977,004
  Wages and benefits ................       2,366,180        2,088,627
                                          -----------      -----------
         Total cost of sales ........       4,610,592        4,065,631
                                          -----------      -----------

         Gross profit ...............       2,907,311        2,169,828

Restaurant operating expenses .......       2,099,275        1,754,163
Pre-opening expenses ................         283,272             --
Administrative expenses .............       2,165,261        1,430,260
Noncash compensation expense (note 8)          13,749        1,169,115
                                          -----------      -----------
         Operating loss .............      (1,654,246)      (2,183,710)

Other income (expense):
  Miscellaneous other income ........          70,429           47,399
  Provision for lease obligation
   on closed store ..................        (175,855)            --
  Interest income ...................          40,820           54,975
  Interest expense ..................        (579,599)        (436,396)
  Equity in income of joint
   ventures (note 2) ................            --             16,812
  Minority interests in loss of
   entities not wholly-owned
   (notes 1(b) and 2) ...............            --             35,266
         Loss before income taxes ...      (2,298,451)      (2,465,654)

Income taxes (note 5) ...............            --               --
                                          -----------      -----------

Net loss ............................     $(2,298,451)     $(2,465,654)
                                          ===========      ===========


Loss per common share (note 1(m)) ...     $      (.52)            (.60)
                                          ===========      ===========

See accompanying notes to consolidated financial statements

        STOICO RESTAURANT GROUP, INC. AND SUBSIDIARIES

   Consolidated Statements of Stockholders' Equity (Deficit)

      Years Ended December 31, 1996 and December 26, 1995



                                                                                                             Total
                                                        Additional                                        Stockholders'
                                        Common           Paid-in        Accumulated        Treasury          Equity
                                        Stock            Capital          Deficit            Stock         (Deficit)
                                     -----------        ---------       ----------        ----------      ----------

Balances, December 31, 1994 ....     $    31,332       $1,814,233      $(3,911,987)       $    (375)     $(2,066,797)
Options granted to purchase
 common stock (note 8) .........            --          1,295,486             --               --          1,295,486
Issuance of common stock
 (97,894 shares) ...............             979          151,221             --               --            152,200
Reorganization:
 Treasury stock canceled
  due to reorganization
  (312 shares) (note 1(b)) .....              (3)            (372)            --                375             --
 Stock issued in connection
  with acquisition of 29.2%
  interest in Spaghetti
  Jack's (note 1(b)) (500,772
  shares) ......................           5,008          793,704             --               --            798,712
Transfer to redeemable
 equity - common stock subject
 to rescission (684,915 shares)
 (note 11) .....................          (6,850)      (1,243,676)            --               --         (1,250,526)
Net loss .......................            --               (451)            --               --               (451)
                                     -----------      -----------      -----------      -----------      -----------

Balances, December 26, 1995 ....          30,466        2,810,596       (6,377,641)            --         (3,536,579)
Issuance of common stock
 (40,753 shares) ...............             407           64,593             --               --             65,000
Issuance of common stock in
 connection with exercise of
 stock options (534,755 shares)            5,348          244,747             --               --            250,095
Options granted to purchase
 common stock (note 8) .........            --            113,749             --               --            113,749
Capital contribution resulting
 from sale of stock by principal
 stockholder to employee .......            --              5,000             --               --              5,000
Transfer from redeemable equity
 - common stock subject to
 rescission (684,915 shares)
 (note 11) .....................           6,850        1,243,676             --               --          1,250,526
Payments to shareholders for
 fractions of shares on reverse
 split .........................            --               (451)            --               --               (451)
Issuance of common stock in
 connection with initial public
 offering net of offering costs
 of $696,717 (1,401,944 shares)
 (note 7) ......................          14,019        9,803,844             --               --          9,817,863
Net loss .......................            --               --         (2,298,451)            --         (2,298,451)
                                     -----------       ----------       -----------         -----------   -----------

Balances, December 31, 1996 ....     $    57,090      $14,285,754      $(8,676,092)          $ --         $5,666,752
                                     ===========       ==========       ===========          ===========   ==========

See accompanying notes to consolidated financial statements.

        STOICO RESTAURANT GROUP, INC. AND SUBSIDIARIES

             Consolidated Statements of Cash Flows

      Years Ended December 31, 1996 and December 26, 1995



                                                   December 31,       December 26,
                                                       1996              1995
                                                   ------------       -----------

Cash from operating activities:
  Net loss ...................................     $ (2,298,451)       (2,465,654)
  Adjustments to reconcile net
   loss to net cash used in
   operating activities net of
   amounts acquired in purchase of
   joint ventures:
    Depreciation and amortization ............          575,447           250,126
    Loss on disposal of equipment ............            1,918             1,532
    Noncash compensation expense .............           13,749         1,169,115
    Increase in receivables ..................           (2,869)          (20,064)
    Increase in inventories ..................          (69,029)          (22,126)
    Increase in notes receivable .............         (226,746)             --
    Decrease (increase) in prepaid
     expenses and other current assets .......         (211,204)            5,592
    Increase (decrease) in accounts
     payable .................................          (98,201)          280,583
    Increase in accrued expenses .............           13,092           120,060
    Increase in long-term lease
     obligation on closed store ..............          116,951              --
    Increase (decrease) in deferred
     revenue .................................          253,083           (26,567)
    Loss attributable to minority interests ..             --             (35,266)
    Income attributable to investment
     in joint ventures .......................             --             (16,812)
    Decrease (increase) in other
     assets ..................................          (37,032)            1,170
                                                     -----------         ---------
      Net cash used in operating activities ..       (1,969,292)         (758,311)
                                                     -----------         ---------

Cash flows from investing activities:
  Purchase of property, plant and equipment ..       (2,123,649)         (925,595)
  Purchase of remaining  interest in limited
   partnerships and joint ventures net of
   cash acquired (note 2) ....................             --            (586,272)
  Proceeds from sale of restaurant ...........          251,300              --
  Proceeds from the sale of equipment ........            2,668              --
                                                   ------------      ------------
       Net cash used in investing activities .       (1,869,681)       (1,511,867)
                                                   ------------      ------------

Cash flows from financing activities:
  Proceeds from issuance of long-term debt ...        1,750,000         3,020,000
  Principal payments on long-term debt .......       (6,591,155)         (104,009)
  Proceeds from issuance of common stock .....       10,167,507           152,200
  Distributions to minority interests ........             --             (45,159)
                                                   ------------      ------------
       Net cash provided by financing
        activities ...........................        5,326,352         3,023,032
                                                   ------------      ------------

       Net increase in cash and cash
        equivalents ..........................        1,487,379           752,854

Cash and cash equivalents at beginning of year          784,171            31,317
                                                    -----------      ------------

Cash and cash equivalents at end of year .....     $  2,271,550           784,171
                                                    ===========      ============

See accompanying notes to consolidated financial statements.

(1) Summary of Significant Accounting Policies
    (a)Operations and Principles of Consolidation
     Theseconsolidated  financial  statements  include  the  accounts  of Stoico
          Restaurant Group, Inc. (SRG) and its two wholly-owned subsidiaries, Spaghetti Jack's, Inc. (Spaghetti Jack's) and Sub & Stuff, Inc. (Sub & Stuff), and two predecessor entities which were merged into SRG on December 26, 1995 as described in note 1(b), collectively referred to as the Company. All significant intercompany balances and transactions have been eliminated in consolidation.

     Spaghetti Jack's operates restaurants of the same name specializing in the sale of value priced, quick service Italian food. Sub & Stuff operates restaurants of the same name specializing in the sale of Italian and American submarine sandwiches and related menu items. In addition, both Spaghetti Jack's and Sub & Stuff are involved in the development and sale of franchise and area development agreements that allow for the operation of restaurants under the respective concepts. As of December 31, 1996, Spaghetti Jack's had eight company-owned stores and six franchise stores in operation and Sub & Stuff had nineteen company-owned stores and two franchise stores in operation.

    (b)Reorganization
     Priorto  December  26,  1995,  the  operations  of  the  Spaghetti   Jack's
          restaurant concept were conducted by a former company, Spaghetti Jack's, Inc. (hereafter referred to as "Old SJ's") and the operations of the Sub & Stuff restaurant concept were conducted by a former company, Stoico Food Services, Inc. (Stoico). At December 26, 1995, "Old SJ's" was owned approximately 70.8% by Stoico with the remaining 29.2% ownership held by certain individuals. Effective December 26, 1995, "Old SJ's" and Stoico reorganized whereby (i) all of the "Old SJ's" stock owned by Stoico was canceled, (ii) all of the "Old SJ's" stock owned by the certain individuals was exchanged for an equal number of shares of common stock of SRG, a newly formed entity, and
          (iii) each outstanding  share of Stoico common stock was exchanged for
          1.53 common shares of SRG. "Old SJ's" and Stoico were consolidated into SRG and the separate existence of "Old SJ's" and Stoico ceased. Two new entities (Spaghetti Jack's and Sub & Stuff) were then formed, both of which are wholly-owned by SRG. SRG then contributed to Spaghetti Jack's all of the assets and liabilities directly related to the operations of the Spaghetti Jack's restaurant concept and to Sub & Stuff all of the assets and liabilities directly related to the operations of the Sub & Stuff restaurant concept.

     The acquisition of the 29.2% minority ownership of "Old SJ's" pursuant to the reorganization described above was accounted for as a purchase. The amount of purchase consideration was determined based upon the estimated fair value of the common stock issued by the Company based upon sales of the Company's common stock by the Company and its principal stockholder which occurred during 1995. Goodwill increased $798,712 as a result of the acquisition of such minority ownership.

    (c)Fiscal Year
     Priorto January 1, 1995,  the Company's  fiscal year was the calendar year.
          During 1995, the Company adopted a fiscal year ending on the last Tuesday of December comprised of thirteen four-week periods. The accompanying consolidated financial statements for 1995 reflect the results of operations for the period from January 1, 1995 to December 26, 1995 (such period is referred to herein as the year ended December 26, 1995). The accompanying consolidated financial statements for 1996 include twelve four-week periods and one five-week period or a total of 53 weeks and is referred to as the year ended December 31, 1996.

    (d)Revenue Recognition
     Revenues are derived from  Company  restaurant  operations  as well as from
          sales  of   franchise/area   development   agreements   and  resulting
          royalties.

     Franchise agreements are executed for each franchise restaurant and provide the terms of the franchise agreement between the Company and the franchisee. The franchise arrangement requires the franchisee to pay the Company an initial, non-refundable franchise fee plus royalties based upon a percentage of restaurant sales.

     Initial  franchise  fees are  recognized  as revenue  when the  Company has performed substantially all initial services required by the franchise agreement, which generally has occurred by the date the restaurant has opened. Initial franchise fees applicable to restaurants for which substantially all initial services required by the franchise agreement have not been performed are recorded as deferred revenue until such time as the services have been performed. Revenue from area development agreements are recognized in proportion to performance of initial services required by the franchise agreement where reasonably estimable or otherwise are recognized straight-line over the term of the area development agreement.

       Royalties are recognized as earned.

    (e)Inventories
     Inventories  consist  of  food,  beverages,   paper  products  and  related
          supplies, etc. Inventories are recorded at the lower of cost or market value. Cost is determined by use of the first-in, first-out method.

    (f)  Goodwill
     Goodwill is amortized using the straight-line method over periods ranging from ten to twenty years. The Company periodically assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected future operating cash flows discounted at a rate commensurate with the risks involved. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

    (g)  Property and Equipment
     Property and equipment, which includes land and buildings, store equipment and leasehold improvements, are stated at cost. Depreciation is computed using the straight-line method over the estimated lives of the assets. Leasehold improvements are amortized over the term of the lease including renewal option periods when the Company intends to exercise renewal options, or the estimated useful life of the asset. Depreciation and amortization periods utilized are as follows:


                                                                   Periods
                                                                   -------

                    Building                                    39.5 years
                    Store equipment                                7 years
                    Leasehold improvements                    4 - 15 years

    (h)Income Taxes
     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes which requires an asset and liability approach. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established for deferred tax assets when it is more likely than not that such deferred tax assets will not result in a benefit to the Company.

    (i)Statements  of Cash Flows
     For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be a cash equivalent. At the balance sheet date, cash and cash equivalents consist of checking and savings accounts at financial institutions and cash on hand at store locations. Cash paid for interest during the years ended December 31, 1996 and December 26, 1995 was $640,400 and $343,242, respectively.

     Noncash financing and investing activities consist of the following for the years ended December 31, 1996 and December 26, 1995:

       December 31, 1996:

     o Purchases of property and equipment in the amount of $1,363,199 were included in accounts payable at December 31, 1996.

     o Transfer of redeemable equity - common stock subject to rescission of $1,250,526 to common stock and additional paid-in capital (see note
          11).

     o A debt discount of $70,000 and a corresponding increase in paid-in capital were recorded in connection with granting of options to lender.

     o Offering costs incurred of $35,000 which were paid through issuance of a stock option.

     o Note receivable of $203,306 received in connection with sale of restaurant offset by a deferred gain of $201,560.

       December 26, 1995:

     o "Old SJ's" acquired treasury stock (recorded as a purchase of minority interest in the accompanying consolidated financial statements) in exchange for future royalty income of $13,484 and a reduction of receivables of $9,911.

     o Issued 500,772 shares of common stock at an estimated fair value of $798,712 to acquire minority interests ownership of "Old SJ's".

     o Accrued interest of $527,500 was added to a note payable balance.

     o A noncash capital contribution of $1,169,115 has been recorded by the Company for stock options issued to purchase the Company's common stock.

     o Transfer of a portion of common stock and additional paid-in capital aggregating $1,250,526 to redeemable equity - common stock subject to rescission (see note 11).

    (j)Use of Estimates
     Management of the Company has made a number of  estimates  and  assumptions relating to the reporting of assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

    (k)Stock Options
     The Company accounts for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. On January 1, 1996, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation, which allows entities to continue to apply the provisions of APB Opinion No. 25 but which requires that pro forma net earnings (loss) and pro forma earnings
          (loss) per share disclosures be provided for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

    (l)Impairment of Long-Lived  Assets and for Long-Lived Assets to Be Disposed
       Of
     The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on December 27, 1995. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or liquidity in fiscal 1996.

    (m)Income  (Loss)  Per  Share
     Loss per share is determined based on the weighted average number of common and common equivalent shares outstanding during each period. The weighted average number of common and common equivalent shares outstanding for the years ended December 31, 1996 and December 26, 1995 were 4,398,338 and 4,124,149, respectively.

     As described in note 1(b), the Company effectively consummated a stock split on December 26, 1995 when the Company issued 1.53 shares of SRG common stock for each then outstanding share of Stoico common stock. This effective stock split has been accounted for retroactively to January 1, 1995 in the accompanying consolidated financial statements and, accordingly, all applicable share and per share amounts have been restated to reflect this effective stock split. In addition, the number of shares outstanding has been adjusted for the reverse stock split described in note 7.

     Pursuant to Securities and Exchange  Commission Staff  Accounting  Bulletin
          No. 83, common stock issued or common stock options granted during the twelve-month period prior to the initial filing of the registration statement applicable to the initial public offering (see note 7), with issue or exercise prices below the assumed initial public offering price, have been included in the calculation of common share equivalents, using the treasury stock method, as if such common stock were outstanding for all periods presented.

(2) Limited Partnerships and Joint Ventures
     The Company was the general partner, with exclusive rights to management, in four limited partnerships, each of which owned a Sub & Stuff restaurant. The Company's ownership percentage in these partnerships ranged from 38.75% to 64%. The Company was also a partner in three joint ventures, each of which owned a Sub & Stuff restaurant. The Company's ownership percentage in the operations of the joint ventures ranged from 20% to 60%. During 1995, the Company purchased the remaining interest of these limited partnerships and joint ventures for $587,500 (the limited partnerships and two of the joint ventures were purchased on August 17, 1995 and the remaining joint venture was purchased on September 14, 1995). In connection with these transactions, the Company recorded goodwill in the amount of $243,961. Prior to acquisition of the remaining interests, the operations of these limited partnerships have been included in the accompanying consolidated financial statements on a consolidated basis, with recognition given to the ownership interest not owned by the Company as minority interest. The operations of the joint ventures have been accounted for under the equity method prior to acquisition of the remaining interests. Subsequent to acquisition of the remaining interests, the operations of both the limited partnerships and the joint ventures have been included in the accompanying financial statements on a consolidated basis.

     Summarized financial information for the joint ventures through the purchase date in 1995 is as follows:

    Summarized Statement of Operations:
      Net revenue                                    $ 665,632
                                                       =======

      Net earnings                                   $ 24,254
                                                       ======

(3) Property and Equipment

    Property and equipment consist of the following:

                                                December 31,       December 26,
                                                    1996               1995
                                               ------------       -------------

Land .................................         $    16,116               16,116
Building and improvements ............             215,022              214,277
Store equipment ......................           2,987,100            1,623,712
Leasehold improvements ...............           3,233,625            1,406,128
                                               -----------          -----------
                                                 6,451,863            3,260,233
Accumulated depreciation .............          (1,930,084)          (1,566,879)

Net property and equipment ...........         $ 4,521,779          $ 1,693,354
                                               ===========          ===========

(4) Long-Term Debt

    Long-term debt consists of the following:

                                                    December 31,   December 26,
                                                       1996            1995
                                                    ------------  ------------

10% note payable to a minority stockholder,
 interest payments are due quarterly and
 all principal is due in 2000 ...................     $     --       $3,000,000

12% (until June 30, 1996 and then 8% until
 June 30, 1997) unsecured note payable
 to a minority stockholder, interest payments
 are due monthly and all principal
 is due in June1997 (see below) .................           --        1,700,000

14% unsecured notes payable, interest payments
 are due monthly and all principal is due in 1996           --          150,000

12% unsecured  notes payable,  payable in monthly
 payments of $1,110  including interest, with
 final payment of $1,110 due October 31, 1998,
 notes are callable at the lender's option
 after November 1995 ............................         22,710         32,699

Note payable to bank,  interest  rate is 2%
 above  bank's base rate,  payable in monthly
 payments of $950, including interest, with final
 payment due on January 15, 1998 ................         11,761         22,174

Obligation for restaurant equipment, payable in
 monthly payments of $1,144, including interest .         11,801         22,881

Obligation for restaurant equipment, payable in
 monthly payments of $186, including interest ...           --            1,115

14%  unsecured  notes  payable,  interest
 payments are due monthly with $15,000
 principal due in 1998, $92,000 principal due
 in 1999 (such $92,000 is currently callable
 at lender's  option),  and $20,000 principal
 due in 2000 (which can be called at lender's
 option after January 1997) .....................        127,000        132,000


                                   (Continued)

                                               December 31,      December 26,
                                                    1996             1995
                                               ------------      ------------

12% unsecured notes payable in monthly
 installments of $997, including interest
 with final payment of $995 due October 30,
 1998, notes are callable at lender's
 option ....................................         21,088         29,306

Variable  interest rate real estate mortgage
 note payable,  (12.375% at December 31, 1996
 and  December 26, 1995)  secured by real
 estate,  monthly  payment of $1,260,
 including interest, scheduled maturity in
 February 2001 .............................         39,411         49,090
                                                 ----------     ----------
         Total long-term debt ..............        233,771      5,139,265
    Less  unamortized debt discount
     (see note 8) ..........................           --          120,711
    Less current portion ...................        190,191        357,139
                                                 ----------     ----------

    Long-term portion
                                                 $   43,580     $4,661,415
                                                 ==========     ==========

    On March 19, 1996, the note payable with an unpaid balance of $1,700,000, which prior to modification was due on June 30, 1996 and bore interest at a 12% interest rate, was modified (by retroactive reissuance) such that the maturity was extended to June 30, 1997 and the interest rate remained at 12% until June 30, 1996 and then changed to 8% until June 30, 1997. As a result of such modification, the note payable is classified as long-term debt in the accompanying financial statements at December 26, 1995.

    Estimated maturities of long-term debt are as follows:

    1997                                             $190,191
    1998                                               28,182
    1999                                               13,855
    2000                                                1,543
                                                      -------

         Total                                       $233,771
                                                     ========

(5) Income Taxes
     Due to losses incurred in 1996, 1995 and prior years, the Company has reflected no income tax expense or benefit for the years ended December 31, 1996 and December 26, 1995. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 1996 and December 26, 1995 are presented below:

                                                 December 31,       December 26,
                                                     1996                1995
                                                 ------------       ------------

Deferred tax assets:
  Net operating loss carryforwards .......       $ 3,065,000          1,705,000
  Compensation expense ...................              --              448,000
                                                 -----------        ------------
     Total gross deferred tax assets .....         3,065,000          2,153,000
  Less valuation allowance ...............        (3,065,000)        (2,153,000)
                                                 -----------        ------------

     Net deferred tax assets .............       $      --                 --
                                                 ===========        ===========

     At December 31, 1996, the Company has net operating loss carryforwards for income tax purposes of approximately $7.9 million which are available to offset future taxable income, if any. Approximately $1.8 million of this net operating loss carryforward may only be used to offset future taxable income of Spaghetti Jack's. The net operating loss carryforwards will expire in varying amounts through 2011.

(6) Commitments
    Leases
     The Company is obligated under various operating leases for Company store locations and for certain items of store equipment. The leases expire at various dates through 2010. future minimum lease payments under such noncancelable leases at December 31, 1996 are as follows:

     1997                 $1,104,416
     1998                  1,066,007
     1999                    943,169
     2000                    896,029
     2001                    612,179
     Thereafter              980,817
                          ----------

     Total                $5,602,617
                          ==========

    Total rent expense for the years ended December 31, 1996 and December 26, 1995 was $640,902 and $533,297, respectively.

    Obligations for Future Stores
     At December 31, 1996, the Company is committed for future expenditures that have not been accrued in the accompanying financial statements totaling approximately $1.0 million related to the construction of new stores.

(7) Equity Transactions
    Initial Public Offering
     In December 1996, the Company completed an initial public offering through which it issued 1,401,944 shares of common stock at a price of $7.50 per share resulting in total gross proceeds of $10,514,580. The Company incurred $696,717 of costs in connection with the offering resulting in net proceeds from the offering of $9,817,863.

    Reverse Stock Split
     The Company effected a .407533252 for 1 reverse stock split of the Company's common stock effective September 16, 1996. This reverse stock split has been reflected retroactively for all periods presented in the accompanying consolidated financial statements and, accordingly, all applicable share and per share amounts have been restated to reflect the stock split.

(8) Stock Options
     Priorto the initial public offering (see note 7), the Company and its majority stockholder had issued various stock options to employees, directors and a lender as described below. In connection with the initial public offering, the Company adopted the 1996 Stock Option Plan which authorized the award of nonqualified options to acquire 480,000 shares of common stock. As of December 31, 1996, no options had been granted under the Plan. On January 1, 1997, options to acquire 150,000 shares of common stock were granted pursuant to the Plan. The options have an exercise price of $7.50 per share and become exercisable one-third per year over a three-year period from date of grant. The options expire in five years from date of grant.

     During 1995,  the Company  granted stock options to an employee under which the employee may purchase 378,873 shares of the Company's common stock for an exercise price of $.000245 per share. In addition, the majority stockholder of the Company granted stock options to various employees of the Company under which the employees may purchase from the majority stockholder 357,827 shares of common stock of the Company owned by the majority stockholder for a weighted average exercise price of $.00067 per share. All of the above options were exercisable at December 26, 1995. No options were exercised during 1995. The exercise prices of the above described options were less than the estimated market value of the underlying common stock at the measurement date; accordingly, compensation expense of $1,169,115 has been recorded in the accompanying consolidated statement of operations for the year ended December 26, 1995. A corresponding increase in additional paid-in capital has also been reflected related to these options. All of these options were exercised in January 1996.

     In 1985, the Company issued a capital stock purchase warrant to an employee whereby the employee could purchase 62,352 shares of the Company's common stock for an exercise price of $1.60 per share through February 1, 2000. This warrant remains outstanding.

     In connection with the issuance of a $3 million note payable during the year ended December 26, 1995, the Company also issued a stock option to the lender whereby the lender may acquire 155,881 shares of the Company's common stock at a price of $1.60 per share. This option was assigned a value of $63,185 and a corresponding debt discount was recorded. Also in connection with the issuance of this note payable, the majority stockholder of the Company issued a stock option to the lender whereby the lender may acquire 155,881 shares of the Company's common stock owned by the majority stockholder at a price of $1.60 per share. This option was assigned a value of $63,186 and a corresponding debt discount was recorded. The lender exercised both of these options in January 1996.

     During 1996, the Company and the majority stockholder each issued a stock option to a lender whereby the lender could acquire 40,753 shares of the Company's common stock (81,506 shares in aggregate) for an exercise price of $1.60 per share. These options were exercised during 1996. The Company recorded a debt discount and additional paid-in capital of $70,000 in connection with this transaction. The Company issued an option to an employee to acquire 10,188 shares of common stock in June 1996 at an exercise price of $1.60 per share. The option was exercisable upon issuance and expires in June 1999. The Company recorded compensation expense of $8,750 in connection with this transaction. These options have not been exercised at December 31, 1996. The Company also issued a stock option to acquire 14,264 shares of the Company's common stock with an exercise price of $.0002 per share to a consultant for services rendered in connection with the initial public offering. Offering costs and additional paid-in capital of $35,000 were recorded by the Company. These options were exercised in 1996.

     The Company applies APB Opinion No. 25 in accounting for options granted to employees. All of the options issued during 1996 and 1995 were issued prior to the Company completing its initial public offering, thus the Company utilized the minimum value method prescribed by SFAS No. 123 in computing the fair value of such options. Had the Company determined compensation cost based on the fair value at the grant date for its stock options issued to employees under SFAS No. 123, there would have been no significant effect on the Company's net loss and net loss per share as reflected in the accompanying 1996 and 1995 consolidated statements of operations. The fair value of options granted to nonemployees has been computed under SFAS No. 123.

     Stockoption activity relating to options issued by the Company to employees during the periods indicated is as follows:

                                                                       Weighted-
                                                                        Average
                                                    Number of          Exercise
                                                      Shares             Price
                                                     --------         ----------
Balance at December 31, 1994 ...............             --            $    --
  Granted ..................................          399,228            .125270
                                                     --------          ---------

Balance at December 31, 1995 ...............          399,228            .125270
   Granted .................................           10,188           1.600000
   Exercised ...............................         (378,853)           .000245
                                                     --------          ---------

  Balance at December 31, 1996 .............           30,563          $2.166700
                                                     ========          =========

     At December 31, 1996, the range of exercise prices of outstanding options issued to employees was $1.60 - $2.45. The 30,563 options issued to employees that are outstanding at December 31, 1996, expire 10,188 in June 1999 with the remaining 20,375 having no expiration date.

     At December 31, 1996 and 1995, the number of options outstanding to employees that were exercisable was 20,783 and 378,853, respectively, and the weighted average exercise price of those options was $2.03 and $.000245, respectively.

(9) Fair Value of Financial Instruments
     The Company has determined the fair value of its financial instruments in accordance with Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments. For notes payable and long-term debt, the fair value is estimated by discounting the future cash flows at rates currently available for similar types of debt instruments. The estimated value of notes payable and long-term debt approximates their carrying value as of December 31, 1996 and December 26, 1995.

     For all other financial instruments including cash and cash equivalents, receivables, accounts payable and accrued expenses, the carrying amounts approximate fair value because of the short maturity of those instruments.

(10)  Operations and Liquidity
     As discussed in note 7, the Company completed an initial public offering of its common stock during December 1996 resulting in net proceeds of $9.8 million. The net proceeds were used to retire approximately $6.5 million in debt with the remainder to be primarily used to open new stores. The Company opened four Spaghetti Jack's and three Sub & Stuff restaurants during the period October 28, 1996 to December 31, 1996 and plans to open three Spaghetti Jack's and four Sub & Stuff restaurants during the first three months of 1997. In connection with the new store openings, the Company has accounts payable at December 31, 1996 of $1,363,199 (see note 1(i)) and commitments for future property and equipment expenditures during the first quarter of 1997 that have not yet been recorded in the financial statements of approximately $1 million (see note 6).

     The Company incurred losses for the years ended December 31, 1996 and December 26, 1995 of $2.3 million and $2.5 million resulting in cash used by operating activities of $2.0 million and $.8 million in 1996 and 1995, respectively.

     Basedupon the Company's  level of working  capital at December 31, 1996 and the above described commitments for future property and equipment expenditures, the Company would not be able to sustain losses or use of cash by operating activities similar to the levels incurred in 1996 and 1995 without obtaining additional financing. The Company does not presently have any commitments to obtain additional financing. Management's plans to address these issues include the aforementioned opening of new stores in late 1996 and early 1997 which management anticipates will substantially improve operating results. Other plans to improve cash flow from operations include (i) reduction of interest expense as a result of the above-mentioned retirement of debt, (ii) reduction of certain administrative expenses, and (iii) increased franchising activity. Additionally, the Company may seek additional financing, if determined necessary or desirable by management. The ability of the Company to achieve profitable operations and continue as a going concern is dependent upon the extent to which management can achieve such plans.

(11)  Rescission Offer
     During 1996,  the Company made a rescission  offer to certain  persons (the rescission offerees) who had exchanged securities in two predecessor entities for shares of the Company's common stock pursuant to the reorganization of the Company which occurred on December 26, 1995 (see note 1(b)). The rescission offer provided the rescission offerees the right to rescind their exchange and to receive cash together with interest from December 26, 1995 in exchange for the shares of the common stock of the Company such persons received in the reorganization. The rescission offerees owned 684,915 shares of the Company's common stock. The rescission offer commenced on August 23, 1996 and expired on September 23, 1996. Rescission offerees holding an aggregate of 638,195 shares of common stock of the Company rejected the rescission offer. Rescission offerees holding an aggregate of 46,720 shares of common stock of the Company did not respond to the rescission offer and according to the terms of the rescission offer, were deemed to have rejected the offer. No rescission offerees accepted the rescission offer.

     The issuance of shares of common stock by the Company to the rescission offerees in conjunction with the reorganization may not have met certain requirements of various securities laws. Consequently, the rescission offerees may have had the right under various securities laws to rescind their acquisition of such shares of the Company's common stock. Accordingly, the value of the shares of common stock subject to the rescission offer (as determined by the amount offered pursuant to the rescission offer which amounted to $1,250,526 at December 26, 1995) has been classified as redeemable equity-common stock subject to rescission in the accompanying consolidated financial statements subsequent to the issuance of such shares. Common stock classified as redeemable equity - common stock subject to rescission was reclassified to be included within stockholders' equity (deficit) effective as of the date that the holder of the applicable shares rejected the rescission offer.

                 UNAUDITED PRO FORMA COMBINED
             INCOME (LOSS) AND UNAUDITED PRO FORMA
                    COMBINED BALANCE SHEETS


The following unaudited pro forma combined statements of income (loss) for the year ended December 31, 1997 and the six month period ended June 30, 1998 and the unaudited pro forma combined balance sheet as of June 30, 1998 give effect to The Quizno's Corporation and Subsidiary's acquisition of certain assets and the assumption and assignment of eight sandwich store leases of The Stoico Restaurant Group, Inc. and Subsidiaries effective January 1, 1997, including the related pro forma adjustments described in the note thereto. The unaudited pro forma statements of income (loss) have been prepared as if the proposed transaction occurred on January 1, 1997. The unaudited pro forma balance sheet has been prepared as if the proposed transaction occurred June 30, 1998. The eight sandwich stores, whose leases were assumed and related restaurant equipment acquired, are in the process of being converted to Quizno's Classic Subs locations. These pro forma statements are not necessarily indicative of the results of operations or the financial positions as they may be in the future or as they might have been had the transaction become effective on the above mentioned date.

The unaudited pro forma combined statement of income (loss) for the year ended December 31, 1997 and the six month period ended June 30, 1998 includes the results of operation of The Quizno's Corporation and Subsidiary and The Stoico Restaurant Group, Inc. and Subsidiaries.

The unaudited pro forma combined statements of operations and the unaudited pro forma combined balance sheets should be read in conjunction with the separate historical financial statements and notes thereto of The Quizno's Corporation and Subsidiary and The Stoico Restaurant Group, Inc. and
Subsidiaries.

Notes to Unaudited Pro Forma Combined Financial Statements


The following notes and adjustments are related to the Quizno's Corporation and Subsidiary's (Quiznos) purchase of certain assets of The Stoico Restaurant Group, Inc. and Subsidiaries (Stoico).

1. Stoico operates on a fiscal year consisting of thirteen four-week periods ending on the last Tuesday of December. For purposes of these Pro Forma Combined Financial Statements, Stoico's 1997 information reflects the results of operations for the year ending December 30, 1997 (however, such period is referred to herein as the year ended December 31, 1997) and their 1998 information reflects the results of operations for the twenty-eight weeks ended July 14, 1998 (however, such period is referred to herein as the six months ended June 30, 1998). This is presented is this manner to conform with Quizno's calendar year reporting periods.

2. This entry records the acquisition of Stoico assets for $ 500,000 in exchange for cash. Quiznos paid $ 350,000 and the Quizno's Area Director for the Wichita Area paid the remaining $150,000, which is recorded as a minority interest. The purchase price has been allocated as follows:

              Assets Category            Valuation

              Property and equipment     $ 250,000
              Goodwill                     250,000
                                         ---------

                                         $ 500,000
                                         =========

3. This entry eliminates assets, liabilities and stock not acquired by Quiznos.

4. This entry eliminates corporate expenses and revenues and expenses related to stores whose store leases were not assumed or assigned as part of this acquisition.

5. This entry records depreciation and amortization on fixed assets and intangibles acquired. Fixed assets are depreciated over seven years and goodwill is amortized of fifteen years.

6.   This  entry  allocates   earnings  based  upon  the  ownership   percentage
     represented by the minority interest.


Unaudited Pro Forma Combined Balance Sheet


                                                         June 30, 1998                   Pro Forma Adjustments
                                          ----------------------------------------   -------------------------------
                                                          The Stoico
                                         The Quizno's     Restaurant                                                    Pro Forma
                                          Corporation        Group        Total          Debit             Credit        Combined
                                          ------------   ------------   ----------   ------------     --------------   -------------

                  Assets

Current assets
  Cash and cash equivalents ............  $  1,320,618   $     39,775   $1,360,393   $       --       $   350,000(2)   $  970,618
                                                                                                           39,775(3)
  Short term investments ...............     1,295,374           --      1,295,374           --              --         1,295,374
  Accounts receivable, net .............       572,463          2,785      575,248           --             2,785(3)      572,463
  Inventory ............................          --           42,911       42,911           --            42,911(3)         --
  Current portion of notes receivable ..     1,467,793           --      1,467,793           --              --         1,467,793
  Other current assets .................       346,145         44,275      390,420           --            44,275(3)      346,145
  Assets of stores held for resale .....     1,130,206           --      1,130,206           --              --         1,130,206
                                          ------------   ------------  -----------   ------------    ------------    ------------
    Total current assets ...............     6,132,599        129,746    6,262,345           --           479,746       5,782,599
                                          ------------   ------------  -----------   ------------    ------------    ------------

Property and equipment at cost, net ....     2,139,785        704,310    2,844,095        250,000(2)      704,310(3)    2,389,785
                                          ------------   ------------  -----------   ------------    ------------    ------------

Other assets
  Intangible assets, net ...............     1,521,506           --      1,521,506        250,000(2)         --         1,771,506
  Deferred assets ......................     1,329,602           --      1,329,602           --              --         1,329,602
  Deposits .............................        67,507          7,129       74,636           --             7,129(3)       67,507
  Notes receivable, net ................       381,520           --        381,520           --              --           381,520
                                          ------------   ------------ ------------   ------------    ------------    ------------
      Total other assets ...............     3,300,135          7,129    3,307,264        250,000           7,129       3,550,135
                                          ------------   ------------ ------------   ------------    ------------    ------------

Total assets ...........................  $ 11,572,519   $    841,185  $12,413,704   $    500,000    $  1,191,185    $ 11,722,519
                                          ============   ============ ============   ============    ============    ============

   Liabilities and Stockholders' Equity (Deficit)
Current liabilities
  Accounts payable .....................  $    913,877   $  1,561,484  $ 2,475,361   $  1,561,484(3) $       --      $    913,877
  Accrued liabilities ..................       111,245        255,498      366,743        255,498(3)         --           111,245
  Line-of-credit and notes payable .....          --        1,048,023    1,048,023      1,048,023(3)         --              --
  Current portion of subordinated debt .       300,000           --        300,000           --              --           300,000
  Current portion of long term obligations     260,228           --        260,228           --              --           260,228
                                          ------------   ------------ ------------   ------------    ------------    ------------
      Total current liabilities ........     1,585,350      2,865,005    4,450,355      2,865,005            --         1,585,350

Long term obligations ..................     1,256,497           --      1,256,497           --              --         1,256,497
Convertible subordinated debt ..........     1,200,000           --      1,200,000           --              --         1,200,000
Deferred initial franchise fees ........     4,129,913           --      4,129,913           --              --         4,129,913
                                          ------------   ------------ ------------   ------------    ------------    ------------
      Total liabilities ................     8,171,760      2,865,005   11,036,765      2,865,005            --         8,171,760
                                          ------------   ------------ ------------   ------------    ------------    ------------

Minority interest ......................          --             --           --             --           150,000(2)      150,000

Stockholders' equity (deficit)
  Preferred stock, $.001 par value, ....          --             --           --             --              --              --
1,000,000 shares authorized:
   Series A 146,000 issued and .........           146           --            146           --              --               146
    outstanding
   Series B 100,000 issued and .........           100           --            100           --              --               100
    outstanding
   Series C 167,000 issued and .........           167           --            167           --              --               167
    outstanding
  Common stock .........................         3,034         57,090       60,124         57,090(3)         --             3,034
  Capital in excess of par value .......     5,092,081     14,285,754   19,377,835     14,285,754(3)         --         5,092,081
  Accumulated deficit ..................    (1,694,769)   (16,366,664) (18,061,433)          --        16,366,664(3)   (1,694,769)
                                          ------------   ------------ ------------   ------------    ------------    ------------
    Total stockholders' equity
     (deficit) .........................     3,400,759     (2,023,820)   1,376,939     14,342,844      16,516,664       3,550,759
                                          ------------   ------------ ------------     ------------   ------------   ------------

Total liabilities and stockholders'
 equity (deficit) ......................   $11,572,519    $   841,185  $12,413,704   $ 17,207,849     $16,516,664     $11,722,519
                                           ===========    ============ ============   ============    ===========    ============

Unaudited Pro Forma Combined Statement of Income (loss) for the year ended December 31, 1997





                                                    The Stoico                     Pro Forma Adjustments
                                      The Quizno's   Restaurant                  -----------------------------
                                      Corporation      Group          Total         Debit            Credit         Combined
                                      -----------   ------------    ----------   --------------   ------------     -----------
Franchise operations
  Continuing fees ..................  $ 2,747,955   $     87,771    $2,835,726   $     87,771(4)  $       --       $2,747,955
  Initial franchise fees ...........    2,269,001        170,000     2,439,001        170,000(4)          --        2,269,001
  Area director marketing fees .....    2,139,080           --       2,139,080           --               --        2,139,080
  Other ............................      593,771           --         593,771           --               --          593,771
  Interest .........................      137,640         21,275       158,915         21,275(4)          --          137,640
                                      -----------   ------------    ----------   ------------     ------------     ----------
   Total revenue ...................    7,887,447        279,046     8,166,493        279,046             --        7,887,447
                                      -----------   ------------    ----------   ------------     ------------     ----------

Expenses
  Sales and royalty commissions ....   (2,346,476)          --      (2,346,476)          --               --       (2,346,476)
  Advertising and promotion ........     (245,953)          --        (245,953)          --               --         (245,953)
  General and administrative .......   (4,611,978)    (1,357,052)   (5,969,030)          --          1,357,052(4)  (4,611,978)
                                      -----------   ------------    ----------   ------------     ------------     ----------
   Total expenses ..................   (7,204,407)    (1,357,052)   (8,561,459)          --          1,357,052     (7,204,407)
                                      -----------   ------------    ----------   ------------     ------------     ----------

Net income from franchise
 operations ........................      683,040     (1,078,006)     (394,966)       279,046        1,357,052        683,040
                                      -----------   ------------    ----------   ------------     ------------     ----------

Company store operations
  Sales by Company owned stores ....    4,070,666      8,198,769    12,269,435      6,032,352(4)          --        6,237,083
                                      -----------   ------------    ----------   ------------     ------------     ----------

Expenses
  Cost of sales at Company stores ..    1,309,624      2,514,159     3,823,783           --          1,905,681(4)   1,918,102
  Cost of labor at Company stores ..    1,037,101      3,430,792     4,467,893           --          2,633,885(4)   1,834,008
  Other Company store expenses .....    1,432,290      3,330,269     4,762,559           --          2,816,639(4)   1,945,920
                                      -----------   ------------    ----------   ------------     ------------     ----------
   Total expenses ..................    3,779,015      9,275,220    13,054,235           --          7,356,205      5,698,030
                                      -----------   ------------    ----------   ------------     ------------     ----------

Net income from Company stores .....      291,651     (1,076,451)     (784,800)    6,032,352         7,356,205        539,053

Other income (expense)
  Research & development and
   new programs ....................      (72,161)          --         (72,161)          --               --          (72,161)
  Sales by stores held for resale ..      149,549           --         149,549           --               --          149,549
  Expenses related to stores held
   for resale ......................     (210,222)      (234,674)     (444,896)          --            234,674(4)    (210,222)
  Loss on sale and abandonment of
   assets, net .....................         --       (3,465,933)   (3,465,933)          --          3,465,933(4)        --
  Impairment of goodwill ...........         --         (911,044)     (911,044)          --            911,044(4)        --
  Loss on sale or closure of Company
   stores ..........................     (120,928)          --        (120,928)          --               --         (120,928)
  Provision for bad debts ..........      (49,540)          --         (49,540)          --               --          (49,540)
  Other ............................      (64,544)       (25,260)      (89,804)          --             25,260(4)     (64,544)
  Depreciation and amortization ....     (406,444)          --        (406,444)        52,381(5)          --         (458,825)
  Interest expense .................     (290,019)       (83,346)     (373,365)          --             83,346(4)    (290,019)
                                      -----------   ------------    ----------   ------------     ------------     ----------
   Total other expense .............   (1,064,309)    (4,720,257)   (5,784,566)        52,381        4,720,257     (1,116,690)

Minority interest in earnings ......         --             --            --           58,506(6)         --          (58,506)

Net income (loss) ..................      (89,618)    (6,874,714)   (6,964,332)     6,422,285       13,433,514         46,897
Preferred stock dividends ..........      (93,998)          --         (93,998)          --               --          (93,998)
                                      -----------   ------------    -----------   ------------     ------------     ----------

Net income (loss) applicable to
 common stockholders ...............  $  (183,616)  $ (6,874,714)  $(7,058,330)  $  6,422,285     $ 13,433,514     $  (47,101)
                                      ===========   ============   ===========   ============     ============     ==========

Basic and Diluted net loss per
 share of common stock .............  $      (.06)  $      (1.20)                                                  $      .02
                                      ===========   ============                                                   ==========

Basic and Diluted weighted
 average common shares
 outstanding .......................    2,878,310      5,708,966                                                    2,878,310
                                      ===========   ============                                                   ==========

Unaudited Pro Forma Combined Statement of Income (loss) for the Six month period Ended June 30, 1998




                                                 The Stoico                     Pro Forma Adjustments
                                   The Quizno's   Restaurant                  -----------------------------
                                   Corporation      Group          Total         Debit            Credit         Combined
                                   -----------   ------------    ----------   --------------   ------------     -----------

Franchise operations
  Continuing fees ...............   $2,574,780   $     5,653   $ 2,580,433   $     5,653(4)  $      --        $ 2,574,780
  Initial franchise fees ........    1,208,067        10,891     1,218,958        10,891(4)         --          1,208,067
  Area director marketing fees ..    1,052,985          --       1,052,985          --              --          1,052,985
  Other .........................      377,005        11,772       388,777        11,772(4)         --            377,005
  Interest ......................       73,530           537        74,067           537(4)         --             73,530
                                   -----------   -----------   -----------   -----------     -----------      -----------
   Total revenue ................    5,286,367        28,853     5,315,220        28,853            --          5,286,367
                                   -----------   -----------   -----------   -----------     -----------      -----------

Expenses
  Sales and royalty commissions .    1,649,724          --       1,649,724          --              --          1,649,724
  Advertising and promotion .....      100,165          --         100,165          --              --            100,165
  General and administrative ....    2,761,891       445,969     3,207,860          --          (445,969)(4)    2,761,891
                                   -----------   -----------   -----------   -----------     -----------      -----------
   Total expenses ...............    4,511,780       445,969     4,957,749          --           445,969        4,511,780
                                   -----------   -----------   -----------   -----------     -----------      -----------

Net income (loss) from franchise       774,587      (417,116)      357,471        28,853         445,969          774,587
                                   -----------   -----------   -----------   -----------     -----------      -----------
operations

Company store operations
  Sales by Company owned stores .    3,214,307     1,958,821     5,173,128       882,701(4)         --          4,290,427
                                   -----------   -----------   -----------   -----------     -----------      -----------

Expenses
  Cost of sales at Company stores      970,916       620,901     1,591,817          --           286,374(4)     1,305,443
  Cost of labor at Company stores      766,718       756,830     1,523,548          --           374,647(4)     1,148,901
  Other Company store expenses ..    1,202,903       418,266     1,621,169          --           292,820(4)     1,328,349
                                   -----------   -----------   -----------   -----------     -----------      -----------
   Total expenses ...............    2,940,537     1,795,997     4,736,534          --           953,841        3,782,693
                                   -----------   -----------   -----------   -----------     -----------      -----------

Net income from Company stores ..      273,770       162,824       436,594       882,701         953,841          507,734
                                   -----------   -----------   -----------   -----------     -----------      -----------

Other income (expense)
  Sales by stores held for resale      415,384          --         415,384          --              --            415,384
  Expenses related to stores held
   for resale ...................     (510,658)     (126,337)     (636,995)         --           126,337(4)      (510,658)
  Loss on sale and abandonment of
   assets .......................         --        (411,154)     (411,154)         --           411,154(4)          --
  Provision for bad debts .......      (84,590)         --         (84,590)         --              --            (84,590)
  Other .........................       (7,292)         --          (7,292)         --              --             (7,292)
  Depreciation and amortization .     (289,768)         --        (289,768)       26,191(5)         --           (315,959)
  Interest expense ..............     (181,080)      (24,075)     (205,155)         --            24,075(4)      (181,080)
                                   -----------   -----------   -----------   -----------     -----------      -----------
   Total other expense ..........     (658,004)     (561,566)   (1,219,570)       26,191         561,566         (684,195)
                                   -----------   -----------   -----------   -----------     -----------      -----------

Minority interest in earnings ...         --            --            --          62,332(6)         --            (62,332)

Net income (loss) ...............      390,353      (815,858)     (425,505)    1,000,077       1,961,376          535,794
Preferred stock dividends .......     (110,445)         --        (110,445)         --              --           (110,445)
                                   -----------   -----------   -----------   -----------     -----------      -----------

Net income (loss) applicable
 to common stockholders .........  $   279,908     $(815,858)    $(535,950)  $ 1,000,077     $ 1,961,376      $   425,349
                                   ===========   ===========   ===========   ===========     ===========      ===========

Diluted net income (loss)
 per share of common stock ......  $      0.07     $    (.14)                                                 $       .10
                                   ===========   ===========                                                  ===========

Diluted weighted average
 common shares outstanding ......    4,179,760     5,708,966                                                    4,179,760
                                   ===========   ===========                                                  ===========

Basic net income (loss)
  per share .....................  $      0.09     $    (.14)                                                  $      .14
                                   ===========   ===========                                                  ===========

Basic weighted average
 common shares outstanding ......    3,018,242     5,708,966                                                    3,018,242
                                   ===========     ===========                                                ===========
